================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             GB FOODS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             GB FOODS CORPORATION
                         23 Corporate Plaza, Suite 246
                       Newport Beach, California  92660


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 5, 1997

                           AT THE FOUR SEASONS HOTEL

                           NEWPORT BEACH, CALIFORNIA



          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of GB FOODS CORPORATION, a Delaware corporation (the "Company"), will be held at THE FOUR SEASONS HOTEL, CABRILLO ROOM, 690 NEWPORT CENTER DRIVE, NEWPORT BEACH, CALIFORNIA 92660, on MONDAY, MAY 5, 1997 at 2:00 P.M. local time, for the following purposes:

          1. To elect five members of the Board of Directors to serve until the next Annual Meeting of Stockholders;

          2. To vote to ratify the appointment of GRANT THORNTON LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1997; and

          3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

          The Board of Directors has fixed the close of business on April 4, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Only holders of the Company's Common Stock at the close of business on the record date are entitled to vote at the Meeting.

          You are cordially invited to attend the Meeting in person. However, whether you plan to attend or not, we urge you to complete, date, sign, and return the enclosed proxy promptly in the envelope provided, to which no postage need be affixed if mailed in the United States, in order that as many shares as possible may be represented at the Meeting.



                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         /s/ Bruce H. Haglund
                                         -----------------------------------
                                         Bruce H. Haglund, Secretary


Newport Beach, California
April 7, 1997

                             GB FOODS CORPORATION

                         23 CORPORATE PLAZA, SUITE 246
                       NEWPORT BEACH, CALIFORNIA  92660

                                 -------------

                                PROXY STATEMENT

                                 -------------

                                 April 7, 1997

                                 -------------



                SOLICITATION OF PROXY, REVOCABILITY, AND VOTING

DATE, TIME AND PLACE

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of GB Foods Corporation, a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held at the FOUR SEASONS HOTEL, CABRILLO ROOM, 690 NEWPORT CENTER DRIVE, NEWPORT BEACH, CALIFORNIA 92660 on MAY 5, 1997 at 2:00 P.M. local time, or any adjournment thereof. This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about the date shown above.

REVOCABILITY OF PROXY

       Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise by notice in writing to the Secretary of the Company prior to the Meeting. Unless the proxy is revoked, the shares represented thereby will be voted as specified at the Meeting or any adjournment thereof.

SOLICITATION

       This solicitation is made on behalf of the Company. The entire cost of soliciting proxies will be borne by the Company. Proxies may be solicited by mail or telegraph, or by the directors, officers or regular employees of the Company in person or by telephone.

VOTING AND RECORD DATE

       Only stockholders of record of the Company's $.08 par value common stock ("Common Stock") at the close of business on April 4, 1997 will be entitled to notice of and to vote at the Meeting. As of that date, the total number of shares issued and outstanding of Common Stock was 6,440,414.

       In voting on matters other than the election of directors, each share of Common Stock entitles the holder thereof on the record date to one vote at the meeting.

       With respect to the election of directors of the Company, the stockholders have cumulative voting rights, whereby any shareholder may multiply the number of shares he is entitled to vote by the number of directors to be elected and allocate his votes among the candidates in any manner he chooses. There are no conditions precedent to the exercise of the right to cumulate votes in the election of directors of the Company; stockholders may exercise such cumulative voting rights, either in person or by proxy, with or without advance notice to the Company.

                       QUORUM AND PRINCIPAL SHAREHOLDERS


       The presence in person or by proxy of the holders of a majority of the total outstanding voting shares are necessary to constitute a quorum at the Meeting. Approval of the proposals to be presented at the Meeting, except for the election of directors (as discussed above), will require the affirmative vote of the holders of a majority of the shares present at the meeting.

          The following table sets forth certain information, as of April 4, 1997, relating to the beneficial ownership of the Company's common stock by (i) all persons known by the Company to beneficially own more than 5% of the outstanding shares of the Company's common stock; (ii) each director, director nominee and officer of the Company; and (iii) all officers and directors of the Company as a group. Unless otherwise noted, each of the stockholders listed owns less than 1% of the outstanding common stock of the Company. The Company had 6,440,414 shares outstanding as of April 4, 1997.

Name and Address of                       Number of Shares         Percentage of Shares
Beneficial Owner (1)(2)(3)             Beneficially Owned (1)         Outstanding (4)
--------------------------             ----------------------      --------------------
William M. Theisen                         4,269,826    (5)                38.8%

McGrath, North, Mullin &                   1,000,000    (6)                 9.1%
 Kratz, P.C.
222 South 15th Street, Suite 1100
Omaha, NE  68102

Ruben M. Rodriguez                           521,514    (7)                 4.7%
333 South Ramsgate
Anaheim, CA 92807

T. Anthony Gregory                           142,713    (8)                 1.3%
25651 Paseo de la Paz
San Juan Capistrano, CA 92675

Bruce H. Haglund                             115,794    (9)                 1.1%

George J. Kubat                              120,000   (10)                 1.1%
4601 South 76th Street
Omaha, NE  68127

Michael J. Scherr                             53,800   (11)                  --
210 Regency Parkway, Suite 12
Omaha, Nebraska 68114

Nicholas J. Caddeo                            52,500   (12)                  --

All officers and directors                 4,754,633   (13)                43.2%
as a group (six persons)

-----------------------
(1) Unless otherwise noted, the Company believes that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of Company common stock owned by them.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(3) Unless otherwise indicated, the address of each stockholder listed is 23 Corporate Plaza, Suite 246, Newport Beach, California 92660.

(4) Assumes 11,000,494 shares outstanding, including 6,440,414 shares currently outstanding and 4,560,080 issuable upon exercise of presently exercisable stock options and warrants held by the above-listed stockholders. Percentage ownership is left blank where such ownership is less than 1%.

(5) Includes 3,000,000 shares issuable upon the exercise of presently exercisable warrants. Does not include a total of 743,436 shares beneficially owned by Mr. Rodriguez and other former officers and directors of the Company, which shares are the subject of an irrevocable proxy in favor of Mr. Theisen expiring in November 1997 (the "Theisen Proxy"). If the shares subject to such irrevocable proxy were included, Mr. Theisen would beneficially own 5,013,262 shares or 45.6% of the outstanding shares (computed on the basis of 11,000,494 shares outstanding as set forth in footnote 4 above). See "Certain Relationships and Related Transactions - Acquisition on Stock and Warrants by William M. Theisen."

(6) Represents 1,000,000 shares issuable upon the exercise of warrants exercisable within 60 days of the date hereof.

(7) Includes 5,500 shares owned by the Rodriguez Maintenance Trust of which Mr. Rodriguez is the trustee and over which Mr. Rodriguez has sole investment and voting power, and 14,112 shares issuable upon the exercise of presently exercisable nonstatutory stock options. Does not give effect to the terms of an escrow agreement among the Company, Mr. Rodriguez and other former affiliates of the Company. See "Certain Relationships and Related Transactions - Escrow Agreement with Former Executives."

(8) Includes 74,194 shares issuable upon the exercise of presently exercisable nonstatutory stock options.

(9) Includes 89,194 shares issuable upon the exercise of presently exercisable nonstatutory stock options.

(10) Includes 100,000 shares issuable upon the exercise of presently exercisable nonstatutory stock options.

(11) Includes 50,000 shares issuable upon the exercise of presently exercisable nonstatutory stock options.

(12) Represents 52,500 shares issuable upon the exercise of presently exercisable incentive stock options.

(13) Includes an aggregate of 3,365,888 shares issuable upon the exercise of presently exercisable stock options and warrants. If the 743,436 shares subject to the Theisen Proxy were included in the total for all officers and directors as a group, the total shares would be 5,013,262 and the percentage would be 45.6%.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"), The Nasdaq Stock Market, and the Boston Stock Exchange. Officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 1996, the Company's officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                                 PROPOSAL ONE


                             ELECTION OF DIRECTORS


       The Bylaws of the Company provide that the number of directors shall be determined by the stockholders. Five members of the Board of Directors are to be elected at the Meeting. Vacancies on the Board during the year may be filled by the majority vote of the directors in office at the time of the vacancy without further action by the stockholders.

       The Board of Directors has nominated William M. Theisen, T. Anthony Gregory, Bruce H. Haglund, George J. Kubat, and Michael J. Scherr for election as directors. The term of each director will continue until his successor is elected and has qualified. All nominees are presently directors of the Company.

       It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of the nominees listed herein. The proposed nominees are willing to serve for the ensuing year, but in the event any nominee at the time of election is unable to serve or is otherwise unavailable for election, it is intended that votes will be cast pursuant to the accompanying proxy for substitute nominees designated by the Board of Directors.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

INFORMATION ABOUT NOMINEES AND DIRECTORS

       The following sets forth certain information for each person who is nominated for election to the Board of Directors:

                                Director
          Name of Nominee         Age        Since         Position with the Company
          ---------------         ---        -----         -------------------------
          William M. Theisen       51         1994         Chairman, Chief Executive Officer, and Director
          Michael J. Scherr        54         1994         Director
          Bruce H. Haglund         45         1989         Secretary and Director
          T. Anthony Gregory       58         1989         Director
          George J. Kubat          51         1996         Director

       William M. Theisen has served as Chairman of the Board, President, Chief Executive Officer, and as a Director of the Company since June 1994. Since 1984, Mr. Theisen has been a private investor in Business Ventures, a privately-held company.

       Michael J. Scherr has served as a Director the Company since June 1994. Since 1984, Mr. Scherr has been an investment and asset manager of Business Ventures, a privately-held company.

       Bruce H. Haglund has served as the Secretary and a Director of the Company since August 1988. Mr. Haglund is an attorney in private practice in Orange County, California and is currently a principal in the law firm of Gibson, Haglund & Johnson. He was a principal in the law firm of Phillips, Haglund, Haddan & Jeffers from February 1991 to April 1994. From 1984 to February 1991, he was a partner in the law firm of Gibson & Haglund, and from 1980 to 1984 was an associate with the firm.

       T. Anthony Gregory has served as a Director of the Company since its organization in October 1989. Since 1962, Mr. Gregory has owned and operated US Customs Air Bonded Warehouse. In June 1989, Mr. Gregory opened US Customs Bonded Container and Freight Station, and in August 1989 opened Custom Air Trucking Company. Mr. Gregory was Vice President and Secretary of Equitable Savings & Loan Association, a holding company for several savings and loan companies from 1963 to 1965.

       George J. Kubat has served as a Director of the Company since April 1996. Mr. Kubat has acted as a consultant to the Company from time to time since November 1992 and in July 1996 was elected Chief Financial Officer of the Company. Mr. Kubat is currently the President and Chief Executive Officer of Phillips Manufacturing, Inc., a company located in Omaha, Nebraska specializing in the manufacture of drywall metals. From 1969 to 1992, Mr. Kubat worked in the Omaha office of Coopers & Lybrand as a tax specialist and tax partner, serving from 1981 to 1992 as the tax partner in charge of the Omaha office.
Mr. Kubat currently serves as a director for three public companies including American Business Information, Inc., America First Companies L.L.C., and Sitel Corporation.

MEETINGS, COMPENSATION, AND COMMITTEES OF THE BOARD OF DIRECTORS

       The Board of Directors held seven meetings during the fiscal year ended December 31, 1996. Each director attended at least 75% of the Board meetings and meetings of the Board committees on which he served during 1996. Board members presently receive $1,000 for their attendance in person at Board meetings and $500 if they are present at a Board meeting telephonically.
Members of the Board of Directors have also received nonstatutory stock options in the past in recognition of their service as members of the Board of Directors; however, no options were granted to members of the Board of Directors for their services as Directors for 1996. See "Executive Compensation - Nonstatutory Stock Options Issued."

       The Company established an Audit Committee and Compensation Committee whose members were T. Anthony Gregory, George J. Kubat, and Michael J. Scherr during 1996. Both Mr. Kubat and Mr. Scherr were appointed to the Audit and Compensation Committees in April 1996. The duties of the Audit Committee are to review with the Company's independent auditors the results of the audit engagement, review the adequacy of the Company's system of internal accounting controls, approve the services rendered by the independent auditors, and examine the range of audit and non-audit fees. The Compensation Committee reviews compensation policies and decisions of the Board of Directors.


                            EXECUTIVE COMPENSATION


       The following table sets forth information regarding the compensation of William M. Theisen, the Company's Chief Executive Officer, Nicholas J. Caddeo, the Company's Chief Operating Officer and George J. Kubat, the Company's Chief Financial Officer, for each of the last three years ending December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                               Annual Compensation        Long-term Compensation
                                               -------------------        ----------------------
                                                                                        Options
Name and Principal Position        Year        Salary     Other(1)        Stock       (# of Shares)
---------------------------        ----        ------     --------        -----        -----------
William M. Theisen                 1996        $ 50,000        -0-           -0-              -0-
 Chairman, President and           1995        $100,000        -0-           -0-        1,000,000(2)
 Chief Executive Officer           1994        $ 50,000        -0-      $633,500              -0-

Nicholas J. Caddeo                 1996        $ 82,800    $11,800           -0-              -0-
 Chief Operating Officer           1995        $ 92,600    $11,205           -0-              -0-
 and Executive Vice President      1994        $ 90,000    $ 8,291           -0-              -0-

George J. Kubat(3)                 1996        $  3,000        -0-           -0-          100,000
 Chief Financial Officer

(footnotes appear on the following page.)

-----------------------
(1) The remuneration described in the table does not include the cost to the Company of benefit furnished to the named executive officer, including premiums for health insurance and other personal benefits provided to such individual that are extended to employees of the Company in connection with their employment. The value of such benefits cannot be precisely determined; however, the executive officers named above did not receive other compensation in excess of the lesser of $50,000 or 10% of such officers' cash compensation.

(2) Represents presently exercisable warrants to purchase 1,000,000 shares of Company common stock at an exercise price of $7.00 per share granted in May 1995.

(3)  Elected Chief Financial Officer in July 1996.

OPTIONS GRANTED IN FISCAL YEAR 1996

          During the fiscal year ended December 31, 1996, 100,000 non-qualified stock options were granted to George J. Kubat at an exercise price of $6.50 per share, of these shares 50,000 vested in October 1996 and 50,000 will vest in October 1997, providing George J. Kubat has remained with the Company in an executive position for one year.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1996 AND FISCAL YEAR-END OPTION VALUES

          The following table sets forth the number of options, both exercisable and unexercisable, held by each of the executive officers of the Company as of December 31, 1996 and the value of any in-the-money options, assuming that the value of the shares was $7.38, the fair market value of the Company's common stock on December 31, 1996.

                                                                           Number of Securities
                                                                          Underlying Unexercised        Value of Unexercised
                                                                                Options at             In-the-Money Options at
                                Shares                                       December 31, 1996           December 31, 1996
                              Acquired on     Value                      ---------------------------  -----------------------
                              Exercise(#)   Realized($)    Exercisable   Unexercisable   Exercisable        Unexercisable
                              -----------   -----------    -----------   -------------   -----------   -----------------------
William M. Theisen(1)             -0-            -0-       1,000,000             -0-      $380,000                -0-
Nicholas J. Caddeo                -0-            -0-          55,000           2,500      $268,400            $12,200
George J. Kubat                   -0-            -0-         100,000          50,000      $ 63,000            $44,000

---------------------

(1) Includes presently exercisable warrants to purchase 1,000,000 shares of Company common stock at an exercise price of $7.00 per share granted in May 1995. Does not include presently exercisable warrants to purchase 2,000,000 shares of Company's common stock at an exercise price of $5.00 per share granted to Mr. Theisen in November 1992 (the "1992 Warrants"), prior to his election as an officer and director of the Company in June 1994. The value of the unexercised 1992 Warrants at December 31, 1996 was $4,760,000. See "Certain Relationships and Related Transactions -Acquisition of Stock and Warrants by William M. Theisen." The exercise price of the warrants equaled or exceeded the market price of the Company's common stock on the date of grant.

REPORT OF THE COMPENSATION COMMITTEE

       General. The executive compensation program is administered by the Compensation Committee (the "Committee"). The Committee reviews and recommends the compensation levels for members of the Company's management, evaluates the performance of management, and evaluates the administration of the Company's various incentive plans. The Committee's objectives in developing and administering the Company's executive compensation program include attracting qualified management to the Company and motivating management to increase stockholder value. Management compensation has been designed to help achieve these goals and has included a compensation mix of base salary, stock grants, and stock options and warrants to purchase shares of Common Stock at the fair market value on the date of grant.

       In determining the management compensation, the Committee compares the compensation paid to management to the level and structure of compensation paid to competing companies similar to the Company in terms of size, scope of operations, and growth patterns. Additionally, the Committee compares the sales and earnings performance of the Company compared to competing and similarly situated companies. The Committee also compares the compensation for executives of other similar companies in the same industry and with comparable industry experience by reviewing industry reports. The Committee takes into account such relevant external factors as general economic conditions, stock price performance, and stock market prices generally. Finally, the Committee evaluates the progress of the Company in achieving the goals of its business strategy and the efforts of management toward realization of those goals. However, it is the Company's policy not to disclose the specific goals of its business strategy. Specific qualitative and quantitative performance-related factors are kept confidential because such factors are considered to involve confidential business information and their disclosure may have an adverse effect on the Company.

       This Committee has reviewed in detail the compensation of the Company's executive officers for the fiscal year ended December 31, 1996. In the opinion of the Committee, the compensation of the executive officers of the Company is reasonable in view of the Company's performance, the respective contributions of such officers to that performance, and in light of comparisons to other companies.

       Base Salary. The base salary program is designed to pay for individual performance within a structure that is internally equitable and externally competitive with comparable companies. Base salaries are a function of the relative value and potential impact of each position on the performance of the Company and is also adjusted when other compensation is provided, such as stock options, stock grants, and common stock purchase warrants. Value is measured by responsibilities and complexity of the position.

       The program is designed to provide executives who continue to meet performance expectations with base compensation that is competitive with median market rates at comparable companies. Each year the Company compares base salary, bonus and total compensation ranges of its executives to those of similar positions in comparable companies, as reported by the Company's peer group. Secondarily, the Committee reviews available salary surveys conducted by independent consulting firms. These independent surveys are also used to develop a merit increase budget. Within this budget, executives may or may not receive a base salary increase dependent upon performance in the prior year and their position relative to comparable company positions. The amount of the increase will vary with individual performance against established performance objectives.

       Stock Options. The Company rewards executives for long-term strategic management and enhancement of stockholder value through the grant of stock options. The Committee believes that the grant of stock options promotes recruitment and retention of key executive personnel by providing meaningful incentives dependent upon successful corporate performance. Stock options are awarded based upon overall evaluation of each executive.

       Company Performance and Chief Executive Officer Compensation.   Company
performance goals are weighted heavily toward obtaining additional dual-concept agreements, which the Company has promoted since 1992 and achieving profitable operations. Recognizing the Company's financial condition and prior operating results when the new Chief Executive Officer was elected in June 1994, the salary component of his compensation was set at a modest amount while the incentive component through a stock bonus in 1994 and the grant of common stock purchase warrants in 1995, was made the most important element of the compensation strategy. Because of the 1994 stock bonus and 1995 common stock purchase warrants awarded to the Chief Executive Officer, the Committee felt that the salary component of the Chief Executive Officer's compensation program was sufficient in 1996.

       Executive compensation is not solely determined by reference to the strategic objectives of the Company. As the Company's dual-concept strategy is implemented on a broader scale, the Committee intends to consider other performance goals in the future that are more quantitative in nature relating to such factors as new store openings, store revenues, store profitability, and Company profitability.

                      Compensation Committee
                      T. Anthony Gregory, George J. Kubat, and Michael J. Scherr

       [LETTERHEAD OF UNIVERSITY OF CHICAGO GRADUATE SCHOOL OF BUSINESS]


               COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                             GB FOODS CORPORATION


Prepared by the Center for Research in Security Prices
Produced on 04/04/97 including data to 12/31/96


 Measurement Period            GB FOODS           Nasdaq Stock           NASDAQ Stocks (SIC 5810-5819 US Companies)
(Fiscal Year Covered)         CORPORAION      Market (US Companies)              Eating and Drinking Places
--------------------          ----------      --------------------        ------------------------------------------
Measurement Pt- 12/31/91        $100.0               $100.0                              $100.0
FYE  12/31/92                   $324.6               $116.4                              $139.6
FYE  12/31/93                   $191.3               $133.6                              $141.9
FYE  12/31/94                   $179.7               $130.6                              $102.2
FYE  12/31/95                   $226.1               $184.7                              $125.9
FYE  12/31/96                   $171.0               $227.1                              $122.8

NOTES:

    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D.  The index level for all series was set to $100.0 on 12/31/91.

STOCK OPTION PLANS

          Incentive Stock Option Plan. In 1989, the Board of Directors of the Company adopted an Incentive Stock Option Plan (the "ISOP"), which was ratified by the stockholders in March 1990. In the annual stockholders meeting held June 12, 1991, the stockholders approved an amendment to the ISOP to increase the number of shares authorized to be issued under the ISOP to 312,500. The purpose of the ISOP is to provide certain officers and key employees of the Company and its subsidiaries with an added incentive to continue their service to the Company, to induce them to exert maximum efforts toward the Company's success, and to provide a closer connection between the interests of the Company and its employees. The ISOP provides for administration either by the Board of Directors or a Board-appointed stock option committee. Among other things, the Board of Directors and the stock option committee have the authority to determine the employees to be granted options under the ISOP and the number of shares subject to each option. All key employees of the Company and its subsidiaries are eligible to receive options to purchase up to an aggregate of 312,500 shares.

          The exercise price of any option granted under the ISOP must be determined by the Board of Directors or the stock option committee. The exercise price may not be less than the fair market value of the shares subject to the option on the date of grant; provided, however, that the exercise price of any option granted to an eligible employee owning more than 10% of the outstanding Common Stock may not be less than 110% of the fair market value of the shares underlying such option on the date of grant.

          The number of shares of Common Stock for which options may be granted to any individual, the time or times when options will be granted, and any other term or condition as to the grant of the options is within the discretionary authority of the Board of Directors or the stock option committee. The term of each option and the manner in which it may be exercised is determined by the Board of Directors or stock option committee, provided that no option may be exercisable in whole or in part prior to six months from the date it is granted, nor more than 10 years after the date of grant. Subject to certain rights of cumulating provided for in the ISOP, each option shall be exercisable as to not more than one-third of the total number of shares covered thereby during each 12-month period commencing six months from the date of granting of the option until all shares covered by the option shall have been purchased. The Company may accelerate the foregoing schedule as to the number of shares into which any option is exercisable during a given period if the officer or employee holding the option retires with the approval of the Company. The aggregate fair market value of shares for which options granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000.

          In the event that an optionholder shall cease to be employed by the Company or its subsidiaries for any reason other than his permanent disability, subject to the condition that no option shall be exercisable after the expiration of 10 years from the date granted, the optionholder shall have the right to exercise the option at any time within three months after such termination to the extent the right to exercise the option had accrued at the termination date. In the event of the permanent disability of an optionholder, subject to the condition that no option shall be exercisable after the expiration of 10 years from the date granted, and to the extent the right to exercise the option had accrued at the date of such termination, the optionholder shall have the right to exercise the option at any time within one year after such termination as a result of disability. In the event that an optionholder shall die while in the employ of the Company or its subsidiaries, or within a period of three months after the termination of such employment, to the extent that his option was not previously fully exercised, the option may be exercised, subject to the condition that no option shall be exercisable after the expiration of 10 years from the date granted and to the extent the right to exercise the option accrued at the time of his death, at any time within three months after the death of the optionholder, by the executors or administrators of the deceased optionholder or by persons who acquired the option directly from the deceased optionholder by bequest or inheritance.

          Payment for the shares purchased pursuant to the exercise of an option shall be made in full at the time of the exercise of the option, in cash, by check, by delivery to the Company of shares of the Company's Common Stock or any combination of such methods of payment. An optionee may, upon exercise of his option, elect to receive cash or whole shares of stock in an amount not greater than the excess of the fair market value of one share on the date of exercise over the option price multiplied by the number of shares as to which the option is exercised. All options and all rights granted thereunder are non-transferable and non-assignable by the holder thereof and shall be exercisable only by the holder, except to the extent that the representative of the estate or the heirs of a deceased optionholder may be permitted to exercise them. All options terminate within a specified period of time following the optionholder's termination of employment with the Company. The Board of Directors is authorized, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, to suspend or discontinue the ISOP or revise or amend it in any respect whatsoever except that, without approval of a majority of the stockholders within one year from such action taken by the Board, no such revision or amendment shall change the number of shares subject to the ISOP, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, remove the administration of the ISOP under the ISOP while serving thereon, or cause the options issued under it to fail to meet the requirements of qualified stock options as defined in Section 422A of the Internal Revenue Code, as amended.

          Options for the purchase of 145,777 shares of Common Stock issued pursuant to the ISOP were outstanding as of December 31, 1996, of which 124,274 were exercisable as of December 31, 1996. The exercise prices of the options
granted pursuant to the ISOP range from $2.50 to $7.00 per share.   During 1996,
1,667 options granted pursuant to the ISOP were canceled and 8,417 options were exercised.

          Non-Qualified Stock Option Plan. In October 1989, the Company adopted a non-qualified stock option plan (the "NQSOP") to attract and retain qualified persons for positions of substantial responsibility as officers, directors, consultants, legal counsel and other positions of significance to the Company. The plan provides for the issuance of a maximum of 125,000 shares of common stock at the market price thereof on the date of grant. Such options are exercisable over a 10-year period from the date of grant. Each option lapses, if not previously exercised, on the 10th anniversary of the date of grant or after 90 days after the optionee has terminated his continuous activity with the Company, except that if his continuous activity with the Company terminates by reason of his death, to the extent that exercise rights have accrued and remain unexercised on the date of the optionee's death, such option of the deceased optionee may be exercised within one year after the death of such optionee, but in no event later than five years after the date of grant. Options granted under the NQSOP to Company employees may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution. Options granted under the NQSOP to persons who are not Company employees may be sold, pledged, assigned or transferred to other persons who, at the time of such sale, pledge, assignment or transfer, qualifies as an optionee under the NQSOP.

       Options for the purchase of 85,806 shares of Common Stock issued pursuant to the NQSOP were outstanding as of December 31, 1996, of which all were exercisable. The exercise prices of the options granted pursuant to the NQSOP range from $1.80 to $6.25 per share.

NONSTATUTORY STOCK OPTIONS ISSUED

       In 1995, the Company granted nonstatutory stock options to purchase 260,000 shares, including (i) an option granted in January 1995 to Mr. Haglund, a director of the Company to purchase 10,000 shares at an exercise price of $5.75 per share; (ii) options granted in May 1995 (and approved by stockholder vote in September 1995) to each of Messrs. Gregory, Haglund, and Scherr, directors of the Company, to purchase 50,000 shares at an exercise price of $7.00 per share; (iii) an option granted in May 1995 (and approved by stockholder vote in September 1995) to Michael G. Murphy, a former director of the Company who resigned in February 1996, for 50,000 shares at an exercise price of $7.00 per share; and (iv) an option granted in October 1995 to Mr. Kubat, then a consultant to the Company who was elected a director of the Company in April 1996, to purchase 50,000 shares at an exercise price of $7.00 per share. Options for 9,000 shares were exercised in 1995 by a non-affiliate of the Company.

       During the fiscal year ended December 31, 1996, 100,000 non-qualified stock options were granted to George J. Kubat at an exercise price of $6.50 per share; of these shares, 50,000 vested in October 1996, and 50,000 will vest in October 1997, providing that Mr. Kubat has remained with the Company in an executive position for one year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

               The Company believes that the transactions hereunder were the result of arm's-length negotiations, and the terms of each such transaction were no less favorable to the Company as would have been available from an unaffiliated third party. The transactions discussed below were negotiated either (i) before the parties became affiliates; (ii) after the parties ceased to be affiliates; or (iii) with a majority of disinterested members of the Company's Board of Directors. Furthermore, it is the policy of the Company that a majority of the disinterested members of the Company's Board of Directors must approve related-party transactions.

Payments to Director for Professional Services

          The law firm of Gibson, Haglund & Johnson, of which Mr. Haglund, the Company's Secretary and a Director, is a principal, received compensation in the form of legal fees for services rendered to the Company in 1996 of $48,467.


                                 PROPOSAL TWO


                      APPROVAL OF ENGAGEMENT OF AUDITORS


       The Board of Directors has selected GRANT THORNTON LLP as independent public accountants for the Company for the fiscal year ending December 31, 1996, subject to the approval of the stockholders. GRANT THORNTON LLP has served as independent public accountants for the Company since 1989. To the knowledge of the Company, at no time has GRANT THORNTON LLP had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants. A representative of GRANT THORNTON LLP is expected to be available at the Meeting to respond to appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ENGAGEMENT OF THE AUDITORS.


                      SUBMISSION OF SHAREHOLDER PROPOSALS

       Stockholders are advised that any shareholder proposal intended for consideration at the 1997 Annual Meeting must be received by the Company on or before February 28, 1997 to be included in any proxy materials prepared for the 1997 Annual Meeting of Stockholders. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company and utilize certified mail-return receipt requested to insure timely delivery of the proposal.

                        MISCELLANEOUS AND OTHER MATTERS

FINANCIAL STATEMENTS

       The Company's 1996 financial statements appear on pages 16 through 32 of its 1996 Annual Report which is being mailed to all stockholders along with this Proxy Statement. Said pages are incorporated herein by reference.

MATTERS NOT DETERMINED AT THE TIME OF THE SOLICITATION

       Management knows of no matters to come before the Meeting other than as specified herein. If any other matter should come before the Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

VOTE OF PROXIES

       All shares represented by duly executed proxies will be voted for the election of the nominees named above as directors unless authority to vote for the proposed slate of directors or any individual director has been withheld. With respect to the proposal to approve the appointment of GRANT THORNTON LLP as the Company's independent accountants, all such shares will be voted for or against, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted for the proposal to approve GRANT THORNTON LLP as the Company's independent accountants.

       A COPY OF THE COMPANY'S CURRENT ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, IS AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO: SECRETARY, GB FOODS CORPORATION, 23 CORPORATE PLAZA, SUITE 246, NEWPORT BEACH, CALIFORNIA 92660.

                             GB FOODS CORPORATION

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 1997

    The undersigned hereby constitutes and appoints William H. Theisen and Bruce
H. Haglund, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all the shares of Common Stock, par value $.08 of GB FOODS CORPORATION, standing in the name of the undersigned at the close of business on April 4, 1997 at the Annual Meeting of Stockholders to be held May 5, 1997 and at any and all adjournments and postponements thereof, to vote:

1.  ELECTION OF DIRECTORS           FOR all nominees listed below
                          ------    (Except as marked to the contrary below)

                                    WITHHOLD AUTHORITY to vote
                          ------    for all nominees listed below

    William M. Theisen, George J. Kubat, Bruce H. Haglund, T. Anthony Gregory, Michael J. Scherr

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

                      -----------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997.

                          FOR              AGAINST           ABSTAIN
                  -------          -------            ------

     The shares represented by this Proxy will be voted in the manner directed herein by the undersigned stockholder. If no directions to the contrary are made, this Proxy will be voted FOR the election of all of the nominee directors named above and FOR approval of Proposal 2.


                                        DATED:                        , 1997
                                                ----------------------


                                                --------------------------------
                                                    (Signature)

                                                --------------------------------
                                                    (Signature if held jointly)

                                        IMPORTANT: Please sign exactly as name
                                        appears at the left.Each joint owner
                                        should sign. Executors, administrators,
                                        trustees, etc., should give full title.
                                        If a corporation, please sign in full
                                        corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Please mark, sign, date and return
                                        promptly.

                                               THIS PROXY IS BEING SOLICITED
                                           ON BEHALF OF THE BOARD OF DIRECTORS
                                                  OF GB FOODS CORPORATION